UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
_____________

FORM 8-K
_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2012
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OSL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Nevada	001-32658	98-0441032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

60 Dutch Hill Road, Suite 15
Orangeburg, NY 10962
(Address of principal executive offices and zip code)

(845) 363-6776
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

Issuance of Promissory Note

On September 21, 2012, OSL Holdings, Inc. (the “Company”) issued a convertible promissory note to Panache Capital, LLC (“Panache”) in the principal amount of $30,000 (the “Note”) with a maturity date of September 21, 2013. The interest rate of the Note is 10% per annum through the maturity date.

The Note is convertible into shares of the Company’s common stock at any time and from time to time, valued at an agreed discount to market not to fall below a 49% discount to the average of the three lowest closing bid prices for the Company’s common stock during the ten days immediately preceding a conversion date. In the event the Company fails to deliver to Panache the common stock issuable upon conversion, the Company shall be required to pay to Panache $2,000 per day for each day beyond the due date until the Company so delivers the common stock (the “Conversion Penalty”).

The Note is subject to the following default provisions:

•	Failure to pay principal or interest when due;

•	Failure to issue common stock upon conversion;

•	Breach of a material covenant and such breach continues for 10 days;

•	Breach of representations or warranties;

•	Assignment for the benefit of creditors;

•	Entry of a money judgment or similar process against the Company for more than $50,000 which is not vacated within 20 days;

•	Bankruptcy;

•	Delisting of the Company’s common stock;

•	Failure to comply with the reporting requirements of the Securities Exchange Act of 1934 or ceasing to be subject to such requirements;

•	Dissolution, liquidation or winding up of the Company or its business;

•	Cessation of operations;

•	Failure to maintain material intellectual property rights or other assets necessary to conduct business;

•	A material restatement of the Company’s financial statements;

•	Any reverse split without prior notice;

•	The replacement of the Company’s transfer agent prior to providing certain instructions to the replacement transfer agent with respect to the conversion of the Note;

•	Certain mergers or consolidations, at the option of Panache; and

•	Cross defaults under other agreements or obligations between the Company and Panache.

 In the event the Company shall default in the payment of the Note, the interest rate shall be increased to 15% per annum. Furthermore, upon the occurrence and during the continuation of any event of default with respect to failure to pay principal or interest when due at the maturity date, the Note shall become immediately due and payable and the Company shall pay to Panache, in full satisfaction of its obligations under the Note, an amount equal to the Default Sum. “Default Sum” is defined as (a) the then outstanding principal amount of the Note to the date of payment, plus (b) the accrued and unpaid interest on the unpaid principal amount of the Note to the date of payment (the “Mandatory Prepayment Date”) plus (c) default interest, if any, on the amounts referred to in clauses (a) and (b) plus (d) any amounts owed to Panache pursuant to the Conversion Penalty.

Upon the occurrence and during the continuation of any event of default with respect to failure to pay the principal or interest when due upon a “Trading Market Prepayment Event” or upon acceleration, or pursuant to the other events described above (in certain cases upon notice to the Company), the Note shall become immediately due and payable and the Company shall pay to Panache, in full satisfaction of its obligations under the Note, an amount equal to the greater of (i) 150% times the sum of (w) the then outstanding principal amount of the Note plus (x) accrued and unpaid interest on the unpaid principal amount of the Note to the Mandatory Prepayment Date plus (y) default interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to Panache pursuant to the Conversion Penalty or (ii) the “parity value” of the Default Sum to be prepaid, where parity value means (a) the highest number of shares of common stock issuable upon conversion of or otherwise pursuant to such Default Sum, multiplied by (b) the highest closing price for the common stock during the period beginning on the date of first occurrence of the event of default and ending one day prior to the Mandatory Prepayment Date.

The Note is subject to customary anti-dilution provisions. Additionally, the conversion price is subject to adjustment due to certain subsequent dilutive issuances of Company common stock, pursuant to which the conversion price of the Note shall be reduced to the amount of the consideration per share received by the Company if the Company sells common stock for no consideration or consideration per share that is less than the conversion price then in effect.

The Note may be prepaid in whole or in part at any time for 125% of the outstanding principal and accrued interest.

Amendments to Existing Promissory Notes

On September 21, 2012, the Company entered into an amendment agreement (the “Amendment”) with Panache, which amends that certain (a) convertible promissory note dated March 5, 2012 in the principal amount of $125,000, (b) convertible promissory note dated April 10, 2012 in the principal amount of $50,000, (c) convertible promissory note dated April 18, 2012 in the principal amount of $50,000 and (d) convertible promissory note dated April 26, 2012 in the principal amount of $25,000, all of which between the Company as obligor and Panache as holder (each, the “Existing Note” and collectively, the “Existing Notes”).

Pursuant to the Amendment, the Company shall have the option, for 90 days after September 21, 2012 (the “Outside Date”), to redeem the Existing Notes for 100% of their outstanding principal and interest. Additionally, Panache shall not, until the Outside Date and absent an event of default, convert any of the Existing Notes into Company common stock.

Each of the Existing Notes were further amended to permit Panache to convert the Existing Notes valued at a price not to fall below a 49% discount to the average of the three lowest closing bid prices for the Company common stock during the ten trading days immediately preceding a conversion date.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 3.02       Unregistered Sales of Equity Securities.

On September 20, 2012, the Company issued an aggregate of 4,018,240 shares of its common stock, upon the conversion of $4,018.24 due and owing pursuant to an existing convertible promissory note held by Panache.

The issuance of the aforementioned shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1934, as amended, and the investor was accredited and sophisticated, familiar with the Company’s operations, and there was no solicitation. The shares may be transferred only pursuant to a registration statement effective under the Securities Act of 1933, as amended, or an exemption from registration, including pursuant to Rule 144.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSL Holdings, Inc.

Date: September 25, 2012	By: /s/ Eric Kotch
Name: Eric Kotch Title: Chief Financial Officer